UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-19612 (Commission File Number)	04-2834797 (IRS Employer Identification No.)

180 Varick Street
New York, New York 10014
(Address of principal executive offices) (Zip Code)

(212) 645-1405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2006, ImClone Systems Incorporated (the “Company”) announced that Ana I. Stancic, Vice President, Finance and Chief Accounting Officer, has been promoted to Senior Vice President, Finance, effective on such date.  In this role, Ms. Stancic will oversee the Company’s finance department, information technology and internal audit.  Ms. Stancic joined ImClone Systems as Vice President, Controller and Chief Accounting Officer in 2004.

On September 26, 2006, Michael J. Howerton, Senior Vice President, Finance and Chief Financial Officer, gave notice that he is resigning from the Company effective October 13, 2006.  Mr. Howerton’s decision was a personal decision and is not a reflection on the financial condition of the Company or any issues relating to financial controls.

Before joining the Company, Ms. Stancic, age 49, was Vice President and Controller at Savient Pharmaceuticals, Inc. from 2003 to February 2004. Ms. Stancic was Vice President and Chief Accounting Officer at Ogden Corporation from 1999 to 2002 and Regional Chief Financial Officer at OmniCare, Inc. from 1997 to 1999. Ms. Stancic began her career in 1985 at PricewaterhouseCoopers in the Assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. degree from Columbia Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

Dated: September 28, 2006	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor Vice President, Interim General Counsel and Secretary